Exhibit 99.1

Livermore, California, May 6, 2015-Performant Financial Corporation (Nasdaq: PFMT), a leading provider of technology-enabled recovery and related analytics services in the United States, today reported the following financial results for its first quarter ended March 31, 2015:
First Quarter Financial Highlights

•	Total revenues of $38.6 million, representing a year-over-year decrease of 34.2%

•	Net loss of $4.4 million, resulting in a net loss per diluted share of $0.09, compared to net income of $6.3 million, or $0.13 per diluted share, in the prior year period

•	Adjusted EBITDA of $4.1 million, compared to $17.4 million in the prior year period

•	Adjusted net loss of $0.5 million, or $0.01 per diluted share, compared to adjusted net income of $7.6 million and $0.15 per diluted share, respectively, in the prior year period

First Quarter 2015 Results

Lisa Im, Performant Financial’s Chief Executive Officer said, “We expected our first quarter results would be soft as we were impacted by the rehabilitation fee structure change with our guaranty agency clients without the benefit of productivity and volume increases which we expect later in the year from the income based repayment program. However, we continued to see productivity throughout Q1 that was above our prior expectations, and had very strong student loan placement volume. We continue to operate under a limited scope on the CMS recovery audit contract, although we are seeing nice momentum growth with our commercial healthcare accounts and believe that business is on schedule for a solid year.”

Student loan placement volume (defined below) during the quarter totaled $2.2 billion, which was up approximately $700 million, or 51%, from the prior year period, and up $500 million, or 28% from the fourth quarter of 2014. However, as expected, student lending revenues declined 31% during the first quarter to $27.1 million, from $39.4 million in the prior year period. From a customer standpoint, The U.S. Department of Education and Guaranty Agencies accounted for revenues of $11.7 million and $15.3 million, respectively, in the first quarter of 2015, compared to $11.9 million and $27.5 million in the prior year period.

Healthcare revenues declined during the first quarter of 2015 to $5.3 million, from $13.6 million in the prior year period due to significant limitations on the scope of recovery activities under the CMS contract . Medicare audit recovery revenues were $3.2 million during the quarter, a decline of $9.9 million from the first quarter of last year. Commercial clients contributed revenues of $2.1 million in the first quarter of 2015

Other revenues also increased during the first quarter to $6.2 million, from $5.6 million in the prior year period.

As of March 31, 2015, the Company had cash and cash equivalents of approximately $77.3 million.

Business Outlook

“We continue to wait for clarity on the timing of two key contract re-compete awards in our healthcare and student loan markets and we continue to have a very favorable view of the growth potential in both markets. Our Student Lending business had a very strong first quarter, and with total loan placements exceeding $2.2 billion in the first quarter, we anticipate having a strong second half of this year and great momentum heading into 2016. With above-plan productivity in the first quarter, and meaningful expense restructuring, we believe we are well positioned to meet or even exceed our expectations for the year. In addition, we are even more comfortable that our results will remain in compliance with bank covenants during this transitional year. We are reiterating our annual guidance at this time, but we believe that continuing to execute at above plan levels will provide upside and future growth opportunities beyond our initial 2015 guidance.” concluded Im.

Terms used in this Press Release

Student Loan Placement Volume refers to the dollar volume of defaulted student loans first placed with us during the specified period by public and private clients for recovery. Placement Volume allows us to measure and track trends in the amount of inventory our clients in the student lending market are placing with us during any period. The revenue associated with the recovery of a portion of these loans may be recognized in subsequent accounting periods, which assists management in estimating future revenues and in allocating resources necessary to address current Placement Volumes.

Earnings Conference Call

The Company will hold a conference call to discuss its first quarter results today at 5:00 p.m. Eastern. A live webcast of the call may be accessed over the Internet from the Company's Investor Relations website at investors.performantcorp.com. Participants should follow the instructions provided on the website to download and install the necessary audio applications. The conference call is also available by dialing 877-705-6003 (domestic) or 201-493-6725 (international). Participants should ask for the Performant Financial first quarter earnings conference call.

A replay of the live conference call will be available beginning approximately one hour after the call. The replay will be available on the Company's website or by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the replay passcode 13608052. The telephonic replay will be available until 11:59 pm (Eastern Time), May 13, 2015.

Interested investors and other parties may also listen to a simultaneous webcast of the live conference call by logging onto the Investor Relations section of the Company's website at investors.performantcorp.com. The on-line replay will be available on the website immediately following the call.

About Performant Financial Corporation

Performant helps government and commercial organizations enhance revenue and contain costs by preventing, identifying and recovering waste, improper payments and defaulted assets. Performant is a leading provider of these services in several industries, including healthcare, student loans and government. Performant has been providing recovery audit services for more than nine years to both commercial and government clients, including serving as a Recovery Auditor for the Centers for Medicare and Medicaid Services.

Powered by a proprietary analytic platform and workflow technology, Performant also provides professional services related to the recovery effort, including reporting capabilities, support services, customer care and stakeholder training programs meant to mitigate future instances of improper payments. Founded in 1976, Performant is headquartered in Livermore, California.

Note Regarding Use of Non-GAAP Financial Measures

In this press release, to supplement our consolidated financial statements, the company presents adjusted EBITDA and adjusted net income. These measures are not in accordance with generally accepted accounting principles (GAAP) and accordingly reconciliations of adjusted EBITDA and adjusted net income to net income determined in accordance with GAAP are included in the “Reconciliation of Non-GAAP Results” table at the end of this press release. We have included adjusted EBITDA and adjusted net income in this press release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends and to prepare and approve our annual budget. Accordingly, we believe that adjusted EBITDA and adjusted net income provide useful information to investors and analysts in understanding and evaluating our operating results in the same manner as our management and board of directors. Our use of adjusted EBITDA and adjusted net income has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items, specifically interest, tax and depreciation and amortization expenses, equity-based compensation expense and certain other non-operating expenses, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be calculated differently from similarly titled non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial guidance for 2015 . These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, that our agreements with CMS and the Department of Education, two of our largest customers, are currently subject to rebidding processes, that transition rules have significantly limited our activity under the existing RAC contract, the high level of revenue concentration among the Company's five largest customers, that many of the Company's customer contracts are subject to periodic renewal, are not exclusive and do not provide for committed business volumes, that the Company faces significant competition in all of its markets, that the U.S. federal government accounts for a significant portion of the Company's revenues, that future legislative and regulatory changes may have significant effects on the Company's business, failure of the Company's or third parties' operating systems and technology infrastructure could disrupt the operation of the Company's business and the threat of breach of the Company's security measures or failure or unauthorized access to confidential data that the Company possesses. More information on potential factors that could affect the Company's financial condition and operating results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's annual report on Form 10-K for the year ended December 31, 2014 and subsequently filed reports on Forms 10-Q and 8-K. The forward-looking statements are made as of the date of this press release and the Company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations

Contact Information
Richard Zubek
Investor Relations
925-960-4988
investors@performantcorp.com

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except per share amounts)

	March 31, 2015	December 31, 2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$77,315	$80,298
Trade accounts receivable, net of allowance for doubtful accounts of $33 and $32, respectively	14,609	15,047
Deferred income taxes	7,418	7,605
Prepaid expenses and other current assets	12,639	12,559
Income tax receivable	6,725	4,394
Debt issuance costs, current portion	1,143	986
Total current assets	119,849	120,889
Property, equipment, and leasehold improvements, net	27,070	27,647
Identifiable intangible assets, net	27,913	29,093
Goodwill	82,522	82,522
Debt issuance costs, net	1,840	2,456
Other assets	220	222
Total assets	$259,414	$262,829
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of notes payable	$15,233	$9,820
Accrued salaries and benefits	6,453	5,380
Accounts payable	1,165	1,370
Other current liabilities	7,014	8,452
Estimated liability for appeals	18,675	18,625
Net payable to client	14,847	12,110
Total current liabilities	63,387	55,757
Notes payable, net of current portion	94,107	101,975
Deferred income taxes	11,409	11,666
Other liabilities	2,762	2,259
Total liabilities	171,665	171,657
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized, 500,000 shares at March 31, 2015 and December 31, 2014; issued and outstanding 49,366 and 49,350 shares at March 31, 2015 and December 31, 2014, respectively	5	5
Additional paid-in capital	58,308	57,329
Retained earnings	29,436	33,838
Total stockholders’ equity	87,749	91,172
Total liabilities and stockholders’ equity	$259,414	$262,829

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenues	$38,559	$58,624
Operating expenses:
Salaries and benefits	23,724	24,787
Other operating expenses	19,195	20,265
Total operating expenses	42,919	45,052
Income (loss) from operations	(4,360)	13,572
Interest expense	(2,385)	(2,704)
Income (loss) before provision for (benefit from) income taxes	(6,745)	10,868
Provision for (benefit from) income taxes	(2,343)	4,523
Net income (loss)	$(4,402)	$6,345
Net income (loss) per share
Basic	$(0.09)	$0.13
Diluted	$(0.09)	$0.13
Weighted average shares
Basic	49,357	48,427
Diluted	49,357	49,639

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
Cash flows from operating activities:	2015	2014
Net income (loss)	$(4,402)	$6,345
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of asset	—	21
Depreciation and amortization	3,542	2,933
Deferred income taxes	(70)	(1,311)
Stock-based compensation	1,003	891
Interest expense from debt issuance costs and amortization of discount note payable	354	297
Changes in operating assets and liabilities:
Trade accounts receivable	438	2,662
Prepaid expenses and other current assets	(80)	432
Income tax receivable	(2,331)	—
Other assets	135	20
Accrued salaries and benefits	1,073	(3,947)
Accounts payable	(205)	(883)
Other current liabilities	(1,444)	(958)
Income taxes payable	—	5,389
Estimated liability for appeals	50	2,400
Net payable to client	2,737	—
Other liabilities	723	(16)
Net cash provided by operating activities	1,523	14,275
Cash flows from investing activities:
Purchase of property, equipment, and leasehold improvements	(1,777)	(2,752)
Net cash used in investing activities	(1,777)	(2,752)
Cash flows from financing activities:
Repayment of notes payable	(2,455)	(2,691)
Proceeds from exercise of stock options	22	45
Income tax benefit from employee stock options	(46)	207
Payment of purchase obligation	(250)	(250)
Net cash used in financing activities	(2,729)	(2,689)
Net increase (decrease) in cash and cash equivalents	(2,983)	8,834
Cash and cash equivalents at beginning of period	80,298	81,909
Cash and cash equivalents at end of period	$77,315	$90,743
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$101	$230
Cash paid for interest	$2,031	$2,401

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Adjusted Earnings Per Diluted Share:
Net income (loss)	$(4,402)	$6,345
Plus: Adjustment items per reconciliation of adjusted net income	3,864	1,255
Adjusted net income (loss)	$(538)	$7,600
Adjusted Earnings Per Diluted Share	$(0.01)	$0.15
Diluted avg shares outstanding	49,357	49,639

	Three Months Ended March 31,
	2015	2014
Adjusted EBITDA:
Net income (loss)	$(4,402)	$6,345
Provision for (benefit from) income taxes	(2,343)	4,523
Interest expense	2,385	2,704
Transaction expenses (1)	3,229	—
Restructuring and other expenses (4)	696	—
Depreciation and amortization	3,542	2,933
Stock-based compensation	1,003	891
Adjusted EBITDA	$4,110	$17,396

	Three Months Ended March 31,
	2015	2014
Adjusted Net Income (Loss):
Net income (loss)	$(4,402)	$6,345
Transaction expenses (1)	3,229	—
Stock-based compensation	1,003	891
Amortization of intangibles (2)	1,188	933
Deferred financing amortization costs (3)	324	267
Restructuring and other expenses (4)	696	—
Tax adjustments (5)	(2,576)	(836)
Adjusted Net Income (Loss)	$(538)	$7,600

(1) Represents direct and incremental costs associated with expenses incurred in 2015 for a potential acquisition and related financing.
(2) Represents amortization of capitalized expenses related to the acquisition of Performant by an affiliate of Parthenon Capital Partners in 2004, and also an acquisition in the first quarter of 2012 to enhance our analytics capabilities.
(3) Represents amortization of capitalized financing costs related to financing conducted in 2012 and costs related to the amendment of the terms of the note payable in 2014.
(4) Represents restructuring, severance and termination of services in 2015.
(5) Represents tax adjustments assuming a marginal tax rate of 40%.